Exhibit 99.1

CONSENT OF PROSPECTIVE DIRECTOR

The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form S-11, and any amendments thereto, to be filed by Chimera Investment Corporation.

/s/ Paul Donlin Name: Paul Donlin Dated: August 12, 2007